UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street Suite 302 Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.00% Notes Due 2025	TRINL	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINZ	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On July 16, 2024, Trinity Capital Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC as representatives of the several underwriters named in Schedule 1 thereto, in connection with the issuance and sale of $100,000,000 aggregate principal amount of the Company’s 7.875% Notes due 2029 (the “Notes” and the issuance and sale of the Notes, the “Offering”). The Company also granted to the underwriters an option to purchase from the Company up to an additional $15,000,000 aggregate principal amount of the Notes solely to cover over-allotments in accordance with the Underwriting Agreement.

The Notes were issued under the Base Indenture, dated January 16, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (together with its successor in interest, U.S. Bank Trust Company, National Association, the “Trustee”), as supplemented by the Sixth Supplemental Indenture, dated July 19, 2024 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 7.875% per year payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on September 30, 2024. The Notes will mature on September 30, 2029 and may be redeemed in whole or in part at any time, or from time to time, at the Company’s option on or after September 30, 2026, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Notes are expected to be listed on the Nasdaq Global Select Market (“Nasdaq”) and to trade on Nasdaq within 30 days of the issue date under the trading symbol “TRINI.”

The Company expects to use the net proceeds from the Offering to pay down a portion of its existing indebtedness outstanding under a credit agreement (the “Credit Agreement”) with KeyBank, National Association (“KeyBank”) and, depending on the remaining amount of net proceeds after such use, to redeem a portion of its outstanding 7.00% Notes due 2025 (“2025 Notes”). The Credit Agreement has a maturity date of October 27, 2026 and grants the Company, through its wholly owned subsidiary TrinCap Funding, LLC (“TCF”), a borrowing capacity of up to $400.0 million, with committed availability of up to $350.0 million. Borrowings under the Credit Agreement bear interest at a rate equal to Adjusted Term Secured Overnight Financing Rate (“SOFR”) plus, currently, 2.85%, subject to the number of eligible loans in the collateral pool. As of July 11, 2024, approximately $286.2 million was outstanding under the Credit Agreement, and approximately $152.5 million in aggregate principal amount of 2025 Notes was outstanding. The Company may re-borrow under the Credit Agreement to make investments in accordance with its investment objective and investment strategy and for general corporate purposes.

The Notes are the direct, unsecured obligations of the Company and rank pari passu, or equal, in right of payment with all of the Company’s other future and outstanding unsecured, unsubordinated indebtedness. The Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended (“1940 Act”), or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission (“SEC”); to comply with Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, after giving effect to any exemptive relief granted to the Company by the SEC and subject to certain other exceptions; and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-275970), the prospectus supplement dated July 16, 2024 and the pricing term sheet filed with the SEC on July 16, 2024. The transaction closed on July 19, 2024. The net proceeds to the Company were approximately $96.83 million, based on the public offering price of 100% of the aggregate principal amount of the Notes, after deducting the underwriting discount of $3.0 million and the estimated offering expenses of approximately $170,000 payable by the Company, subject to the agreement by the underwriters to reimburse us for certain expenses incurred in connection with this offering.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture, the Sixth Supplemental Indenture, and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Sixth Supplemental Indenture, and the form of global note representing the Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Investment Adviser and Private Credit Fund

On June 28, 2024, Trinity Capital Adviser LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Adviser Sub”), commenced its investment advisory activities, serving as investment adviser to a private credit fund (the “PCF”) pursuant to an investment advisory agreement. Under the investment advisory agreement, the Adviser Sub will earn certain base management and incentive fees in exchange for providing advisory services to the PCF. The Company received exemptive relief from the SEC to organize, acquire, wholly own and operate the Adviser Sub as an investment adviser registered under the Investment Advisers Act of 1940, as amended.

In addition, the Company and a specialty credit manager made capital commitments to the PCF in the amount of $10.0 million and $50.0 million, respectively, and have ownership percentages of 16.7% and 83.3%, respectively. The Company may, from time to time, make investments alongside the PCF or assign a portion of investments to the PCF in accordance with its allocation policy, the 1940 Act and any exemptive relief granted by the SEC, if any.

Portfolio Investment Activity

During the three months ended June 30, 2024, the Company originated approximately $289.0 million of total new commitments. During the three months ended June 30, 2024, gross investments funded totaled approximately $231.0 million, which was comprised of $134.0 million of investments in 10 new portfolio companies, $90.0 million of investments in 18 existing portfolio companies and $7.0 million investment to off-balance sheet vehicles. Gross investment fundings during such period for loans totaled approximately $104.0 million, equipment financings totaled approximately $118.0 million and warrant and equity investments totaled approximately $9.0 million.

Proceeds received from repayments of the Company’s investments during the three months ended June 30, 2024 totaled approximately $180.0 million, which included $40.0 million from early debt repayments and $68.0 million from investments sold to off-balance sheet vehicles.

The Company has not completed its financial statements for the quarter ending June 30, 2024. Accordingly, all information regarding portfolio investment activity is preliminary and is subject to change. The information regarding portfolio investment activity has not been reviewed by the Company’s independent registered public accounting firm.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 16, 2024, by and among Trinity Capital Inc. and Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC as representatives of the several underwriters named in Schedule 1 thereto.

4.1	Indenture, dated as of January 16, 2020, by and between Trinity Capital Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 10 filed on January 16, 2020).

4.2	Sixth Supplemental Indenture, dated as of July 19, 2024, between Trinity Capital Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 7.875% Note due 2029 (included as part of Exhibit 4.2)

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included as part of Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

Date: July 19, 2024	By:	/s/ Kyle Brown
		Name:	Kyle Brown
		Title:	Chief Executive Officer, President and Chief Investment Officer

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